Exhibit 10.12

Company Lock-Up Agreement

February [*], 2026

American Trust Investment Services, Inc.

910 N. El Camino Real, Suite 200

San Clemente, California 92672

Attn: Kristopher Kessler, Banking Principal

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to American Trust Investment Services, Inc. (the “Underwriter”) in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Billion Group Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and the Underwriter, relating to the proposed public offering (the “Offering”) of ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company.

In order to induce the Underwriter to continue its efforts in connection with the Offering, and in light of the benefits that the offering of the Ordinary Shares will confer upon the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees with the Underwriter that, during the period beginning on and including the date of this Agreement through and including the date that is twelve (12) months after the commencement date of the trading of the Ordinary Shares (the “Lock-Up Period”), neither the Company, nor any of its subsidiaries, shall, without the prior written consent of Underwriter, directly or indirectly:

(i)	offer, sell, transfer, pledge, contract to sell, grant any option or other derivative of, or announce the intention to otherwise issue any Ordinary Shares or other securities of the Company, or any of its subsidiaries, or securities convertible into or exercisable or exchangeable for Ordinary Shares or other securities of the Company or any of its subsidiaries;

(ii)	issue any Ordinary Shares or other securities of the Company or its subsidiaries, whether in connection with a merger, consolidation, exchange, combination, reclassification, reorganization, stock split, stock dividend, or otherwise;

(iii)	file or caused to be filed any registration statement with the Commission relating to the offering of any Ordinary Shares or other securities of the Company or its subsidiaries, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other securities of the Company or its subsidiaries, other than post-effective amendments to the Registration Statement registering the Ordinary Shares being offered and sold in the Offering;

(iv)	enter into any variable rate transaction or any other agreement for the future issuance of Ordinary Shares or other securities of the Company or its subsidiaries;

(v)	enter into any agreement or other arrangement or scheme to issue or otherwise authorize for issuance any Ordinary Shares or other securities of the Company or its subsidiaries; or

(vi)	terminate or otherwise discontinue the services of [*].

The Company shall cause [*], its transfer agent, to enter stop transfer instructions and implement stop transfer procedures with respect to any new securities issuances during the Lock-Up Period.

The Company hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement on behalf of the Company and that this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company. This Agreement and all authority herein conferred is irrevocable.

This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Underwriter, on the one hand, or the Company, on the other hand, advising the other in writing, they have determined not to proceed with the Offering, (2) termination of the Underwriting Agreement before the sale of any Ordinary Shares, (3) the withdrawal of the Registration Statement, or (4) the Offering has not closed by the termination date of the Offering or such other date as may be agreed as the final date of the Offering if the Company and the Underwriter extend the Offering.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Its: